UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 __________________

April 13, 2007

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1153 Bergen Parkway, Suite M350 Evergreen, Colorado	80439
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 670-8399

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following recent events have occurred which have prompted BSI2000, Inc., a Delaware corporation (the “Company”), to file this Current Report on Form 8-K:

1.              Situation has Not Improved Since the 8-K Filing of May 23, 2006. On May 23, 2006, the Company disclosed that it was out of cash; that certain key employees including the Consultant-CFO had resigned; that the Company had failed to make payroll; that it had defaulted, due to lack of cash, on the MAXXNET2000 agreements; that it was unable to fulfill outstanding orders from key customers; that it had lost, due to unfulfillment caused by lack of cash, an important government order; that creditors were threatening to file an involuntary petition for bankruptcy; that threatened or pending collection actions and/or lawsuits existed; that the Company had failed, due to lack of cash, to file required reports with the SEC; that the Company was threatened with eviction from its facilities; and that the Board saw few, if any, alternatives to entering bankruptcy proceedings if a certain shareholder/creditor (a hedge fund (the "Fund")) did not either immediately invest additional capital into the Company or allow the Company, by not exercising contractual rights it may have had under existing agreements with the Company, to raise additional capital from other sources that had been lined up with letters of intent etc. Since May 2006, almost a year, Jack Harper, BSI2000 president, has worked fulltime with little salary to do everything he could to put an agreement together with the Fund to either merge the Company with another company, to sell the company outright with a takeover, or to raise capital from alternative sources. Approximately ten proposals, about half of which were in partnership with third-party companies, were submitted to the Fund by Harper (and the Transition Partners consultants brought in to help in the effort) but, unfortunately, none of the proposals were acceptable to the Fund and the Fund declined, as well, to inject any additional operating capital into BSI2000. As a result, in the view of Harper, the situation has deteriorated even further with no realistic positive prospects in sight. The Company managed to get the MAXXNET2000 agreements put back in place a number of times through the year but the possibility of additional such extensions stopped on December 31, 2006. Today, the Company has been evicted from its facilities and there are no employees.

2.              Board of Directors and all Officers have Resigned. As disclosed on the Company's web site, two of the three Board Members resigned from the Company several weeks ago. Jack Harper, the remaining Board Member, has resigned, effective today with the filing of this 8-K, from all positions with the Company. Therefore, currently, the Company has no Board, officers, or employees. However, Harper has also sent, today, a letter to the Fund pledging to help in any way, on a part-time basis and as practical to himself, to assist in locating a buyer, merger partner, etc. for the Company and to preserve and protect, to the best of his abilities, the technology and products built by BSI2000 which have been carefully stored.

3.              State of Technology and Products. When the Company was evicted from its facilities, Harper carefully accumulated, organized, and securely stored the technology and products that the Company had developed in such a controlled manner that he believes that the Company can be restored, on the product side, with the exercise of reasonable effort by a knowledgeable staff with limited risk of technical failure if such resurrection happens soon. To further the goal of preserving the products and technology, Harper has created an independent company – Digital Digitus, Inc. ("DDI" with web site http://www.digitaldigitus.com) – that is tasked with providing maintenance and support for the approximately twenty federal agencies, police and sheriff departments, and coroners/medical examiners that purchased the Company's ClearID2000™ electronic fingerprint capture/transmission system. Harper strongly believes that if such maintenance and support services are not provided to the existing customer base and the base is abandoned, then the reputation of ClearID2000 in the market will be destroyed and the product will quickly atrophy and die. His hope is that DDI can preserve the ClearID2000 product for the benefit of the Company's shareholders and creditors. It is important to understand that this does not, in any way, constitute a transfer of ownership or control of the ClearID2000 product to DDI. A contract, between BSI2000 and DDI, has been put in place that includes the following: BSI2000 will incur no costs; DDI will pay for and build its own inventory if any is required; DDI will pay an 8% royalty on all sales of

ClearID2000 (e.g., any maintenance for systems not under warranty – however, DDI will provide maintenance, at no cost to BSI2000, for systems currently under warranty; any sales of new systems) to BSI2000; DDI will preserve and protect the ClearID2000 product; and that BSI2000 will own any new enhancements/"bug fixes" made by DDI. In addition, DDI has agreed that it will assume and to the best of its ability pay a $15,000 debt owed by BSI2000 to a contract programmer that enhanced the ClearID2000 system and who has recently claimed partial ownership of the ClearID2000 product. The contract between BSI2000 and DDI, the text of which can be found at http://www.digitaldigitus.com/agreement.pdf, also provides for automatic termination of the agreement if any one of the following occurs: (a) A 5% shareholder (or group of shareholders that constitute at least 5%) sends written notification of objection to the agreement to DDI; (b) The Fund sends written notification of objection to DDI; (c) Either of the four largest (and the major) creditors: Ireland, Stapleton, Pryor, & Pascoe, P.C./Denver.; Townsend and Townsend and Crew, LLP/San Francisco; David Graham & Stubbs, LLP/Denver (all law firms); or Propp Realty/Denver (the landlord) sends written notification of objection to DDI; or (d) Any new CEO/President of BSI2000, BSI2000 itself, or an acquirer or merger partner of BSI2000, sends written notification of objection to DDI. If any such written objection occurs, then the contract calls for the agreement to be terminated and Harper will dissolve the DDI corporation. Harper believes that the agreement is in the best interests of the shareholders and creditors in order to maintain and preserve the ClearID2000 product and the market developed around it.

4.              Product Enhancements. In the almost one year since the 8-K of May 2006, BSI2000 significantly enhanced its products. E.g., the Company was notified that the high-level FIPS 140-1 crypto certifications had been formally approved by NIST (National Institute of Standards and Technology) for the Company's Crypto2000 system. In addition, the ClearID2000 system received formal certification by the CBI (Colorado Bureau of Investigation) for electronic transmission of fingerprints over the Internet. BSI2000 is now, to its knowledge, one of only two companies with products that have such certification.

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Exhibit No. Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2007	BSI2000, INC.

	By:	/s/ Jack Harper
	Name:	Jack Harper
	Title:	President